UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 9, 2022
ANGION BIOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39990	11-3430072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

51 Charles Lindbergh Boulevard
Uniondale, New York 11553
(Address of principal executive offices, including zip code )
(415) 655-4899
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock	ANGN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 9, 2022, Angion Biomedica Corp., held its 2022 Annual Meeting of Stockholders. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast: (a) for or withheld with respect to the election of directors; and (b) for, against or abstain for the ratification of the appointment of Moss Adams LLP as Angion’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Broker non-votes are also reported. A more complete description of each matter is set forth in Angion’s proxy statement, filed with the Securities and Exchange Commission on April 27, 2022.

Proposal 1: Each of the two directors proposed by Angion for re-election was elected to serve until Angion’s 2025 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

			Broker
	For	Withheld	Non-Votes
Jay R. Venkatesan, M.D.	12,475,236	2,495,011	5,689,515
Karen J. Wilson	12,419,646	2,550,601	5,689,515

Proposal 2: The appointment of Moss Adams LLP as Angion’s independent registered public accounting firm for the fiscal year ending December 31, 2022, was ratified. The tabulation of votes on this matter was as follows:

			Broker
For	Against	Abstain	Non-Votes
20,658,864	527	371	0
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGION BIOMEDICA CORP.

	By:	/s/ Jennifer J. Rhodes
Date: June 13, 2022		Jennifer J. Rhodes EVP, CBO and General Counsel